Item 77C  DWS Municipal Income Trust

Registrant incorporates by reference to
 its Proxy Statement filed on April 7, 2008
(SEC Accession No. 0000950137-08-005143).
The Annual Meeting of Shareholders of
DWS Municipal Income Trust (the
"Fund") was held on May 20, 2008 at
 the offices of Deutsche Asset Management,
345 Park Avenue, New York, NY 10154.
The following matter was voted upon
by the shareholders of said Fund
(the resulting votes are presented
 below):
1.	To elect thirteen Trustees
 to the Board of the Fund.


Number of Votes:
Trustees
For
Withheld
John W. Ballantine
32,163,805
1,673,069
Henry P. Becton, Jr.
32,151,286
1,685,588
Dawn-Marie Driscoll
32,136,700
1,700,174
Keith R. Fox
32,170,419
1,666,455
Paul K. Freeman
32,170,848
1,666,027
Kenneth C. Froewiss
32,169,159
1,667,716
Richard J. Herring
32,165,254
1,671,621
William McClayton
32,168,537
1,668,338
Rebecca W. Rimel
32,179,907
1,656,967
William N. Searcy, Jr.
32,166,416
1,670,458
Jean Gleason Stromberg
32,146,303
1,690,571
Robert H. Wadsworth*
60
105
Axel Schwarzer*
60
105

*	Elected by preferred shareholders only.
Until recently, substantially all
DWS open-end funds and most DWS closed-end funds were overseen by one of two boards of directors or trustees (the "Boards").
In 2007, each Board, including the
 Board that has historically
overseen the Fund
(the "Chicago Board"), determined
 that the formation of a single
consolidated
Board overseeing all DWS funds
(the "Consolidated Board") would
be in the best
interests of the funds and their
shareholders. Accordingly, each
Board approved a
plan to consolidate the Chicago
Board with the other primary
 DWS fund board
(the "New York Board").
(The geographic references in the
 preceding sentences
merely indicate where each Board
historically held most of its meetings.)
Effective May 20, 2008, with the election of the above-named Directors, the
Fund is governed by the Consolidated Board.
 The Consolidated Board consists of
five members from the Fund's original
 Chicago Board (John W. Ballantine, Paul
K. Freeman, William McClayton, Axel Schwarzer, and Robert H. Wadsworth)
and eight members from the New York Board
(Henry P. Becton, Jr., Dawn-Marie
Driscoll, Keith R. Fox, Kenneth C. Froewiss,
 Richard J. Herring, Rebecca W.
Rimel, William N. Searcy, Jr., and
 Jean Gleason Stromberg). Prior to
consolidation, four members of the
Fund's original Board (Donald L. Dunaway,
James R. Edgar, Robert B. Hoffman, and
Shirley D. Peterson) either resigned or
did not stand for reelection.


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